Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1
TO AMENDED AND RESTATED MASTER
REPURCHASE AGREEMENT

Amendment No. 1, dated as of December 29, 2006 (this “Amendment”) is entered into by and among FIELDSTONE MORTGAGE COMPANY, a Maryland corporation (“FMC” and a “Seller”), FIELDSTONE INVESTMENT CORPORATION, a Maryland corporation (“FIC” and a “Seller” and, together with FMC, the “Sellers”), and MERRILL LYNCH BANK USA, a Utah industrial loan corporation (the “Buyer”).

RECITALS

The Buyer and the Sellers are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of October 31, 2006, (as the same may have been amended and supplemented from time to time, the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Waiver. For purposes of this Amendment, this Section 1 will be effective only for the period from and including October 1, 2006 through and including December 31, 2006 (the “Waiver Period”).

1.1 Covenants. Section 12(k) of the Existing Repurchase Agreement is hereby temporarily amended by deleting clause (i) thereto in its entirety and replacing it with the following language:

“(i) Maintenance of Consolidated Tangible Net Worth. FIC shall maintain a Consolidated Tangible Net Worth of not less than $375,000,000.”

SECTION 2. Conditions Precedent. This Amendment shall become effective on October 1, 2006 (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered and duly authorized officers of the Buyer and the Sellers; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Section 1 of this Amendment shall expire upon the expiration of the Waiver Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Repurchase Document, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Repurchase Document (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 4. Fees. The Sellers agree to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 5. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Seller agree that, unless otherwise directed by a court of competent jurisdiction or as is necessary to do so in working with governmental agencies or regulatory bodies in order to comply with any applicable federal or state laws, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 8. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer: MERRILL LYNCH BANK USA, as Buyer

By: /s/ James Cason
Name: James Cason
Title: Vice President

Seller: FIELDSTONE INVESTMENT CORPORATION, as Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

Seller: FIELDSTONE MORTGAGE COMPANY, as Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer